As filed with the Securities and Exchange Commission on March 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Staffing 360 Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0680859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

641 Lexington Avenue, 27th Floor

New York, New York 10022

(646) 507-5710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Flood

Chairman and Chief Executive Officer

Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, New York 10022

(646) 507-5710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(3)
Common Stock	$—	$—
Preferred Stock	—	—
Warrants (4)	—	—
Units (5)	$50,000,000	$6,060.00

(1)

This registration statement covers an indeterminate aggregate number and amount of the securities of each class as may from time to time be offered and sold at indeterminate prices by the registrant. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are issued in units.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4)	Warrants represent rights to purchase common stock or preferred stock registered hereunder.

(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS             SUBJECT TO COMPLETION              DATED MARCH 26, 2019

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Staffing 360 Solutions, Inc.

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.” On March 25, 2019, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.47 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of March 21, 2019, the aggregate market value of our common stock held by non-affiliates, or our public float, was $13,998,392 based on a total number of 8,234,348 shares of common stock outstanding, of which 6,271,381 shares of common stock were held by non-affiliates, and a price of $1.70 per share, the closing price of our common stock on March 21, 2019. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any shares of common stock pursuant to General Instruction I.B.6. of Form S-3.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus.  To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Staffing 360,” “we,” “us” and “our” refer to Staffing 360 Solutions, Inc. together with its wholly-owned subsidiaries.

Overview

Business overview

We are a high-growth international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines.  Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013.

Corporate information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any applicable prospectus supplement , as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

While our Series E Convertible Preferred Stock (the “Base Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock,” and collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”) are outstanding, we are required to use the proceeds of any sales of equity securities, including any securities offered hereby, exclusively to redeem any outstanding shares of Series E Preferred Stock, except that we are permitted to use up to an aggregate of $3,000,000 of the gross proceeds from any equity offerings completed on or before November 15, 2019 for working capital purposes (the “Working Capital Basket”). As of the date of this prospectus, we had fully utilized the Working Capital Basket with the gross proceeds generated from previous equity offerings. Accordingly, without obtaining a waiver from the requisite holders of the Series E Preferred Stock, any proceeds from this offering or future equity offerings must be used to redeem the Series E Preferred Stock. As of March 25, 2019, we had 13,000 shares of Base Series E Preferred Stock and 243 shares of Series E-1 Preferred Stock outstanding having an aggregate redemption value of $13,243,000.

In the future, we may seek a waiver from the holders of the Series E Preferred stock to permit us utilize a portion of the proceeds of this offering for purposes other than redeeming the Series E Preferred Stock. The holders of our Series E Preferred Stock may not agree to sign any such waiver on terms that are favorable to us, or at all. Accordingly, unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us:

•	first, to redeem the Series E Preferred Stock; and

•

second, only after the Series E Preferred Stock has been fully redeemed or the restrictions related to the proceeds of this offering have been waived, for general corporate purposes, which may include, among other things, working capital, capital expenditures, and to the extent we have any debt, debt repayment.

We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Our amended and restated certificate of incorporation authorizes us to issue 60,000,000 shares of capital stock, of which 40,000,000 are shares of common stock and 20,000,000 are shares of preferred stock. As of March 25, 2019, we had 8,234,348 shares of common stock, 1,663,008 shares of Series A Preferred Stock, 13,000 shares of Base Series E preferred Stock and 243 shares of Series E-1 Preferred Stock issued and outstanding. We currently have 1,663,008 shares designated as the Series A Preferred Stock and 19,500 shares designated as the Series E Preferred Stock, with the latter consisting of 13,000 shares designated as the Base Series E Preferred Stock and 6,500 shares as the Series E-1 Preferred Stock.

The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

As of March 25, 2019, there were 8,234,348 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights:

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. On January 29, 2019, our board of directors approved a dividend program under which we intend to pay a regular quarterly cash dividend of $0.01 per share to holders of our common stock, subject to the requirements of applicable law and our material agreements.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

As of March 25, 2019, we had 1,663,008 shares of Series A Preferred Stock, 13,000 shares of Base Series E Preferred Stock and 243 shares of Series E-1 Preferred Stock issued and outstanding.

Our board of directors has the authority, without further action by the stockholders, to issue up to an aggregate of 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.  Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•

permit our board of directors to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

except for directors, if any, elected by the holders of any series of preferred stock as provided for or fixed pursuant to any other provision, provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors; and

•	provide for a classified board of directors.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF WARRANTS

As of March 25, 2019, warrants to purchase an aggregate of 925,934 shares of our common stock with a weighted average exercise price of $1.76 per share were outstanding.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	through agents;

•	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The Nasdaq Capital Market. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of December 29, 2018 and December 30, 2017 and for each of the two years in the period ended December 29, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements are incorporated by reference in reliance on the reports of BDO USA, LLP given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on March 25, 2019;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 28, 2015 together with any amendments thereto; and

•	Our Current Reports on Form 8-K, filed with the SEC on January 23, 2019 (two reports), January 24, 2019, January 30, 2019, February 11, 2019 (two reports), February 12, 2019 and March 5, 2019.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

641 Lexington Ave., 27th Floor

New York, New York 10022

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$50,000,000

COMMON STOCK

 PREFERRED STOCK

 WARRANTS

 UNITS

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$6,060
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	25,000
Printing Fees and Expenses	5,000
Transfer Agent Fees and Expenses	2,500
Miscellaneous Fees and Expenses	5,000
Total	$48,560

Item 15.	Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1

Agreement and Plan of Merger, by and between Staffing 360 Solutions, Inc., a Delaware corporation, and Staffing 360 Solutions, Inc., a Nevada corporation (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).

2.2

Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, FirstPro Inc., Firstpro Georgia LLC, April F. Nagel and Philip Nagel (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on September 19, 2017).

3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.3 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).

3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.4 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on January 3, 2018).

3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2015).
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2015).
3.6	Certificate of Designations, Preferences and Rights of Series C Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2016).
3.7

Amendment to Certificate of Designation After Issuance of Class or Series increasing the number of authorized Series C Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 22, 2016).

3.8	Certificate of Designations, Preferences and Rights of Series D Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 27, 2016).
3.9

Certificate of Designations, Preferences and Rights of Series E-1 Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on January 13, 2017).

3.10

Certificate of Designations, Preferences and Rights of Series E-2 Preferred Stock (previously filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on January 13, 2017).

3.11

Certificate of Correction for the Series D Preferred Stock, dated January 25, 2017 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017).

3.12	Certificate of Withdrawal of Series E-1 Preferred Stock (previously filed as Exhibit 3.13 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2017).
3.13	Certificate of Withdrawal of Series E-2 Preferred Stock (previously filed as Exhibit 3.14 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2017).
3.14	Certificate of Withdrawal of Series D Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 11, 2017).
3.15	Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).
3.16

Certificate of Correction to the Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).

3.17

Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock, dated February 7, 2019 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 11, 2019).

3.18*	Certificate of Designation of Preferred Stock.

4.1	Form of Promissory Note (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 7, 2013).
4.2	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 24, 2013).
4.3	Form of Subscription Agreement (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014).
4.4	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014).
4.5	Form of Series A Bond (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2014).
4.6	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
4.7	Revolving Loan Note issued pursuant to PRS Credit Agreement (previously filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
4.8	Registration Rights Agreement (previously filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
4.9	Debenture issued pursuant to Securities Purchase Agreement (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015).
4.10	A Warrant issued pursuant to Securities Purchase Agreement (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015).
4.11	B Warrant issued pursuant to Securities Purchase Agreement (previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015).

4.12	Three Year Note issued pursuant to Equity Purchase Agreement (previously filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015).
4.13	Two Year Note issued pursuant to Equity Purchase Agreement (previously filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015).
4.14	Form of Six Month Promissory Note (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2015).
4.15	Offer to Exchange Common Stock for Certain Outstanding Warrants (previously filed as Exhibit (A)(1)(A) to the Company’s Form SC TO-1, filed with the SEC on March 29, 2016).
4.16	Subordinated Secured Note issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
4.17	Warrant issued to Jackson Investment Group LLC (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
4.18	April Note, dated April 5, 2017, issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
4.19

10% Subordinated Secured Note, dated August 2, 2017, issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).

4.20*	Form of Warrant Agreement and Warrant Certificate.

4.21*	Form of Unit Agreement.

5.1**	Opinion of Haynes and Boone, LLP.

23.1**	Consent of BDO USA, LLP

23.2**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page hereto).

*	To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)

under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on March 26, 2019.

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name: Brendan Flood
Title: Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby appoints each of Brendan Flood and David Faiman, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood	Chairman, Chief Executive Officer and Director (principal executive officer)	March 26, 2019
Brendan Flood

/s/ David Faiman	Chief Financial Officer, Secretary and Treasurer (principal financial and principal accounting officer)	March 26, 2019
David Faiman

/s/ Dimitri Villard	Director	March 26, 2019
Dimitri Villard

/s/ Nicholas Florio	Director	March 26, 2019
Nicholas Florio

/s/ Jeff Grout	Director	March 26, 2019
Jeff Grout

/s/ Alicia Barker	Director	March 26, 2019
Alicia Barker